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                                                            Exhibit 5

                                  [Gateway 2000, Inc. Letterhead]

April 30, 1999

Board of Directors
Gateway 2000, Inc.
4545 Towne Centre Court
San Diego, CA 92121

Gentlemen:

     I am the General Counsel of Gateway 2000, Inc., a Delaware corporation (the "Corporation") and, as such, I have acted as counsel for the Corporation in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), up to $1,000,000,000 aggregate offering price of the following securities (collectively, the "Securities"):

     (a) one or more series of unsecured debt securities generally in the form included in Exhibit 4 to the Registration Statement, with appropriate insertions (the "Debt Securities");

     (b) one or more series of preferred stock, par value $.01 per share (the "Preferred Stock"), of the Corporation; and

     (c) common stock, par value $.01 per share (the "Common Stock"), of the Corporation.

     In connection with the Registration Statement, I and the lawyers over whom I exercise general legal supervision have examined such corporate records, certificates and other documents upon which I have relied and reviewed such questions of law as I have deemed necessary or appropriate for the purposes of this opinion. On the basis of such examination and review, I advise you that, in my opinion:

     (a) the Debt Securities of each series will be validly issued and will constitute binding obligations of the Corporation, enforceable in accordance with their terms (except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights, by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and by applicable law affecting the availability of remedies) if, at the time of the issuance of the Debt Securities of such series:

          1. the Board of Directors of the Corporation shall have authorized the issuance and sale of the Debt Securities of such series;
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          2.   the Registration Statement shall have become and remain effective for the purpose of the issuance and sale of the Debt Securities of such series; the Debt Securities of such series shall have been sold in accordance with the description of the sale in the Registration Statement; and the Prospectus relating to the Debt Securities shall have been duly supplemented with respect to the Debt Securities of such series and, as so supplemented, duly filed under the Act;

          3. if the Debt Securities of such series are to be sold pursuant to a purchase, underwriting or similar agreement (an "Underwriting Agreement"), such Underwriting Agreement in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Corporation;

          4. the Indenture under which the Debt Securities are to be issued (the "Indenture") has been duly executed and delivered by the Corporation and the Trustee thereunder and has been duly qualified under the Trust Indenture Act of 1939;

          5. the supplemental indenture, if any, relating to the Debt Securities of such series shall have been duly authorized, executed and delivered, the resolutions of the Board of Directors of the Corporation, if any, or the certificate of officers pursuant to resolutions of the Board of Directors of the Company, if any, authorizing the issuance of such series of Debt Securities shall have been duly authorized, executed and delivered and all actions required by the terms of the Indenture to be taken as a condition to or in connection with the issuance of the Debt Securities of such series shall have been duly taken; and

          6. the Debt Securities of such series shall have been duly executed, authenticated and delivered and the consideration therefor paid to or at the direction of the Corporation.

     (b) the Preferred Stock of each series will be legally issued, fully paid and non-assessable if, at the time of the issuance of the Preferred Stock of such series:

          1. the Board of Directors of the Corporation shall have authorized the issuance and sale of the Preferred Stock of such series;

          2. the Registration Statement shall have become and remain effective for the purpose of the issuance and sale of the Preferred Stock of such series; the Preferred Stock of such series shall have been sold in accordance with the description of the sale in the Registration Statement; and the Prospectus relating to the Preferred Stock of such series shall have been duly

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               supplemented with respect to the Preferred Stock of such series and, as so supplemented, duly filed under the Act;

          3. if the Preferred Stock of such series is to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Corporation;

          4. the Board has adopted a Certificate of Designation relating to the Preferred Stock of such series in accordance with the applicable provisions of the General Corporation Law of the State of Delaware ("DGCL");

          5. the filing of the Certificate of Designation with respect to such series of Preferred Stock with the Secretary of State of the State of Delaware has duly occurred and such Certificate of Designation becomes, and continues to be, effective; and

          6. the certificates evidencing shares of the Preferred Stock of such series shall have been duly executed, countersigned, registered and delivered and the consideration therefor approved by the Board of Directors of the Corporation paid to or at the direction of the Corporation.

     (c) the Common Stock will be legally issued, fully paid and non-assessable if, at the time of the issuance of the Common Stock:

          1. the Board of Directors of the Corporation shall have authorized the issuance and sale of the Common Stock;

          2. the Registration Statement shall have become and remain effective for the purpose of the issuance and sale of the Common Stock; the Common Stock shall have been sold in accordance with the description of the sale in the Registration Statement; and the Prospectus relating to the Common Stock shall have been duly supplemented with respect to the Common Stock and, as so supplemented, duly filed under the Act;

          3. if the Common Stock is to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Corporation; and

          4. the certificates evidencing shares of the Common Stock shall have been duly executed, countersigned, registered and delivered and the consideration therefor approved by the Board of Directors of the Corporation paid to or at the direction of the Corporation.

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     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to all references to me included in such Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                    Very truly yours,


                                         /s/   William M. Elliott
                                         ------------------------
                                    William M. Elliott

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